Exhibit 99.1

OHIO PROPERTIES

COMBINED STATEMENTS OF REVENUES AND

CERTAIN OPERATING EXPENSES

FOR THE THREE MONTHS ENDED

MARCH 31, 2025 (UNAUDITED) AND

THE YEAR ENDED DECEMBER 31, 2024 (AUDITED)

OHIO PROPERTIES

Table of Contents

March 31, 2025 (Unaudited) and December 31, 2024 (Audited)

Page
Independent Auditor's Report	1 - 2
Combined Financial Statements:
Combined Statements of Revenues and Certain Operating Expenses	3
Notes to Combined Statements of Revenues and Certain Operating Expenses	4 - 5

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors

Plymouth Industrial REIT, Inc.

Opinion

We have audited the accompanying combined statement of revenues and certain operating expenses of the Ohio Properties (the Properties) for the year ended December 31, 2024, and the related notes to the combined financial statement.

In our opinion, the accompanying combined financial statement presents fairly, in all material respects, the revenues and certain operating expenses of the Properties for the year ended December 31, 2024, in accordance with the basis of accounting described in Note 2.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Combined Financial Statement section of our report. We are required to be independent of the Properties and to meet our other ethical responsibilities, in accordance with relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Basis of Accounting

We draw attention to Note 2 to the accompanying combined financial statement, which describes that the combined statement of revenues and certain operating expenses of the properties were prepared for the purpose of complying with the rules of the Securities and Exchange Commission (for the inclusion on the Form 8-K/A of Plymouth Industrial REIT, Inc.) and is not intended to be a complete presentation of the Properties’ revenues and certain operating expenses. Our opinion has not been modified with respect to this matter.

Responsibilities of Management for the Combined Financial Statement

Management is responsible for the preparation and fair presentation of the combined financial statement in accordance with the basis of accounting described in Note 2, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Properties’ ability to continue as a going concern within one year after the date that the combined financial statement is available to be issued.

Auditor's Responsibilities for the Audit of the Combined Financial Statement

Our objectives are to obtain reasonable assurance about whether the combined financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statement.

In performing an audit in accordance with GAAS, we:

Exercise professional judgment and maintain professional skepticism throughout the audit.

Identify and assess the risks of material misstatement of the combined financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statement.

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control. Accordingly, no such opinion is expressed.

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statement.

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Properties’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Frazier & Deeter, LLC

Atlanta, Georgia

August 25, 2025

OHIO PROPERTIES

Combined Statements of Revenues and Certain Operating Expenses

	Three Months Ended	Year Ended
	March 31, 2025	December 31, 2024
	(Unaudited)	(Audited)
Revenues:
Rent	$3,120,098	$11,797,192
Tenant reimbursements	1,395,708	5,630,556
Other income	-	134,618
Total revenues	4,515,806	17,562,366

Certain operating expenses:
Real estate taxes	606,137	2,429,470
Property management fees	224,478	880,574
Repairs and maintenance	124,294	645,359
Insurance	121,925	499,794
Utilities	114,005	489,832
Other operating expenses	209,054	538,989
Selling, general and administrative	94,847	328,659
Total certain operating expenses	1,494,740	5,812,677

Revenues in excess of certain operating expenses	$3,021,066	$11,749,689

The accompanying notes are an integral part of the combined statements of revenues and certain operating expenses

OHIO PROPERTIES

Notes to Combined Statements of Revenues and Certain Operating Expenses

For the Three Months Ended March 31, 2025 (Unaudited) and

the Year Ended December 31, 2024 (Audited)

Note 1 - Description of real estate property acquired:

On June 18, 2025, Plymouth Industrial REIT, Inc. ("Plymouth" or the "Company") acquired a 21-building portfolio of industrial properties located across Columbus, Ohio, Cleveland, Ohio and Cincinnati, Ohio (collectively, the "Ohio Properties") from an unrelated third party. The Ohio Properties total approximately 2.0 million square feet of rentable space. Total consideration for the acquisition was approximately $193.0 million, net of acquisition costs.

Note 2 - Basis of accounting:

The accompanying combined statements of revenues and certain operating expenses are presented in conformity with accounting principles generally accepted in the United States of America and in accordance with the provisions of Article 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the "SEC"), which requires certain information with respect to real estate operations be included with certain filings with the SEC. Accordingly, the statements exclude certain historical income and expenses that are not comparable to the proposed future operations of the Ohio Properties such as certain ancillary income, amortization, depreciation, interest, corporate expenses, and federal and state income taxes. Therefore, the statements will not be comparable to the combined statements of operations of the Ohio Properties after its acquisition by Plymouth and are not intended to be a complete representation of the Ohio Properties' combined revenues and expenses.

Note 3 - Significant accounting policies:

Revenues

Revenues are comprised primarily of rent (including amortization of deferred rent), tenant reimbursements (recoveries) and other ancillary revenue. As a lessor, the Company has retained substantially all the risks and benefits of ownership of the Ohio Properties and accounts for its leases with its tenants as operating leases. Income on leases, which includes scheduled increases in rental rates during the lease term and/or abated rent payments for various periods following the tenant's lease commencement date, is recognized on a straight-line basis over the terms of the respective leases when collectability is reasonably assured. A deferred rent receivable is recognized, representing the excess of rental revenue recognized on a straight-line basis over cash received pursuant to the applicable lease provisions, net of amounts that may become uncollectible in the future. The adjustment to this receivable is reflected in the "Rent" line item in the combined statements of revenues and certain operating expenses.

The Ohio Properties' leases generally provide for the reimbursement of operating expenses, or in certain cases increases in operating expenses above a base year amount, payable to the Ohio Properties in equal installments throughout the year based on estimated operating expenses, and are recorded as revenue. Any differences between the estimated operating expenses and actual amounts incurred are adjusted at year end. No significant adjustments were required as of March 31, 2025 (unaudited) or December 31, 2024.

Use of estimates

The preparation of the combined statements of revenues and certain operating expenses in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosure of combined revenues and certain operating expenses during the reporting periods. Actual results could differ from those estimates.

Subsequent events

Subsequent events have been evaluated through August 25, 2025, the date the accompanying combined statements of revenues and certain operating expenses were available to be issued.

OHIO PROPERTIES

Notes to Combined Statements of Revenues and Certain Operating Expenses - Continued

For the Three Months Ended March 31, 2025 (Unaudited) and

the Year Ended December 31, 2024 (Audited)

Note 4- Future minimum rental commitments:

Future minimum rental revenue for non-cancelable operating leases (base rents) excluding tenant reimbursements of operating expenses as of December 31, 2024, are as follows:

2025	$12,700,778
2026	11,141,742
2027	8,719,385
2028	7,142,879
2029	5,508,464
Thereafter	3,859,038
Total	$49,072,286

Note 5 - Interim unaudited financial information:

The combined statement of revenues and certain operating expenses for the three months ended March 31, 2025 is unaudited; however, in the opinion of management, all adjustments (consisting solely of normal, recurring adjustments) necessary for the fair statement of the combined financial statement for the interim period have been included. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.